Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Stemline Therapeutics, Inc. 2016 Equity Incentive Plan of our report dated March 14, 2016, with respect to the financial statements of Stemline Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut
June 2, 2016